Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MediaAlpha, Inc. of our report dated October 19, 2020 relating to the financial statements of MediaAlpha, Inc., which appears in MediaAlpha, Inc.’s final prospectus filed pursuant to Rule 424(b) on October 29, 2020, in connection with the Registration Statement on Form S-1 (File No. 333-249326), as amended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 9, 2020